UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 11, 2011

STRATEGIC MINING CORPORATION
(Name of small business issuer specified in its charter)

Wyoming	000-53961	88-0432539
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

130 King Street West, Suite 1800

Toronto, ON, Canada  M5X 1E3
(Address of principal executive offices)

                   416-865-3391
(Registrant’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 11, 2011, Strategic Mining Corporation (the “Company”) entered into a certain Letter of Intent with Gold River of Africa Corporation (“Gold River”), related to the proposed acquisition of an option to acquire an undivided 100% interest in the eastern one-third of the Paramangui Exploration Permit (the “Dinguiraye property”) located in North Central Guinea, West Africa.

The Letter of Intent is binding and grants the option to the Company to become effective upon the completion of a due diligence period of up to March 31, 2011, approval of the board of directors of the Company and the board of directors of Gold River (the “Effective Date”).  The due diligence period entitles the Company to undertake a comprehensive program of due diligence with regard to the Dinguiraye property and all exploration that has been conducted thereon to date.  The option provides for the Company to acquire the Dinguiraye property upon the issuance of 15,000,000 shares of Company common stock to Gold River within thirty days after the Effective Date.

The foregoing is a summary only of the terms and provisions of the Exchange Agreement and the Stock Purchase Agreement.  A copy of the Exchange Agreement and the Stock Purchase Agreement are attached as exhibits to this Current Report.

ITEM 2.03

CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Reference is made to the information provided under item 1.01 of this Report, which is incorporated herein by this reference.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

Reference is made to the information provided under item 1.01 of this Report, which is incorporated herein by this reference.  All issuances of the Company’s securities pursuant to the above will be made, in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and Regulation D thereunder.  No general solicitation or advertising was used in connection with the sale of the shares.  There was no underwriter involved.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits:

2.1

Letter of Intent, dated February 11, 2011, between Gold River of Africa Corporation and Strategic Mining Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2011	STRATEGIC MINING CORPORATION By: Todd Sterck /s/ Todd Sterck Todd Sterck, Chief Executive Officer

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